UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Additional Materials for Proxy Statement
Dated November 28, 2018
The following supplements our definitive proxy statement filed with the Securities and Exchange Commission on November 16, 2018 (the “2018 Proxy Statement”) relating to the Annual Meeting of Stockholders of Copart, Inc. (the “Annual Meeting”), to be held on December 17, 2018 at 8:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254 and any adjournments or postponements thereof.

On November 28, 2018, Copart, Inc. mailed the letter attached as Exhibit A to Copart stockholders who held 1,000 or more shares of Copart common stock as of November 9, 2018.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel and Secretary

Exhibit A

November 28, 2018

Dear Copart Stockholder:

We have previously sent to you proxy material for the important Annual Meeting of Stockholders of Copart, Inc., to be held on December 17, 2018. **Your board of directors recommends that stockholders vote FOR all items on the agenda.**

Your vote is important, no matter how many or how few shares you may own**.** If you have not already done so, **please vote TODAY** by telephone, *via* the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

Gregory R DePasquale

Gregory R. DePasquale
Secretary

REMEMBER:
You can vote your shares by telephone, or *via* the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.